UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

SPX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	88-3567996 (IRS Employer Identification No.)

6325 Ardrey Kell Road, Suite 400 Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (980) 474-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2022, James E. Harris, Vice President, Chief Financial Officer and Treasurer of SPX Technologies, Inc. (the “Company”), informed the Company of his decision to resign as an officer and employee of the Company in order to accept a position with another firm. Mr. Harris’s resignation is effective on September 23, 2022 (the “Transition Date”). On September 1, 2022, the Company issued a press release announcing Mr. Harris’ departure and the appointment of Michael A. Reilly as Interim Chief Financial Officer of the Company, effective as of the Transition Date.

Mr. Reilly, age 58, is the Chief Accounting Officer, Vice President, Finance and Corporate Controller of the Company. He has been the Chief Accounting Officer and Corporate Controller of the Company (including for SPX Corporation for the period prior to the Company’s recent holding company reorganization) since December 10, 2004. In September of 2017, he assumed additional responsibilities as Vice President, Finance. Mr. Reilly joined SPX Corporation in May 2004 and served as an Assistant Corporate Controller until December 2004. Prior to joining SPX Corporation, he served as Vice President and Controller of Kyrus Corporation based in Greenville, South Carolina. He served as a Director of Corporate Accounting & Analysis with Sterling Diagnostic Imaging. He also worked for 11 years with Deloitte & Touche in various roles. He holds a Bachelor of Business Administration in Accounting from Loyola University Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX TECHNOLOGIES, INC.
(Registrant)

Date: September 1, 2022	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary

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